UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 17, 2011

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 17, 2011, the Company amended employment agreements with each of Robert A. Iger, James A. Rasulo, Alan N. Braverman and Thomas O. Staggs to remove from their employment agreements a provision for payment to the executive to cover excise taxes incurred by the executive pursuant to Section 4999 of the Internal Revenue Code with respect to payments received by the executive upon termination following a change in control.

The amendments of Mr. Iger, Mr. Rasulo, Mr. Braverman and Mr.Staggs’ agreement are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively to this Report and are incorporated herein by reference.

Item 9.01	Exhibits

Exhibit 10.1	Amendment dated March 17, 2011 to the Amended and Restated Employment Agreement, dated as of December 23, 2008, between the Company and Robert A. Iger

Exhibit 10.2	Amendment dated March 17, 2011 to Employment Agreement, dated as of January 1, 2010, between the Company and James A. Rasulo

Exhibit 10.3	Amendment dated March 17, 2011 to Employment Agreement, dated as of October 1, 2008, between the Company and Alan N. Braverman

Exhibit 10.4	Amendment dated March 17, 2011 to Amended and Restated Employment Agreement dated as of December 18, 2008, between the Company and Thomas O. Staggs

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson Managing Vice President, Counsel Registered In-House Counsel

Dated: March 18, 2011